Exhibit 5

CONNER &WINTERS

OKLAHOMA CITY

Irwin H. Steinhorn

John W. Funk

Jared D. Giddens

Robin F. Fields

Kiran A. Phansalkar

Victor F. Albert

Mitchell D. Blackburn

Mark H. Bennett

Bryan J. Wells

Laura McCasland Holbrook

J. Dillon Curran

C. Brad Williams

Justin L. Pybas

Peter B. Bradford

TULSA

Henry G. Will

Joseph J. McCain, Jr.

Lynnwood R. Moore, Jr.
Robert A. Curry

Steven W. McGrath

D. Richard Funk

Randolph L. Jones, Jr.

J. Ronald Petrikin

Larry B. Lipe

James E. Green, Jr.

Martin R. Wing

John W. Ingraham

Andrew R. Turner

Gary L. Betow

Gentra Abbey Sorem

R. Kevin Redwine

Tony W. Haynie

Bruce W. Freeman

David R. Cordell

C. Raymond Patton, Jr.

Paul E. Braden

Robert J. Melgaard

P. Scott Hathaway

Lawrence A. Hall

Timothy T. Trump

Mark E. Dreyer

Teresa Meinders Burkett

Nancy E. Vaughn

Mark D. Berman

Katherine G. Coyle

Beverly K. Smith

Melodie Freeman-Burney

R. Richard Love III

Robert D. James

Stephen R. Ward

Jeffrey R. Schoborg

Anne B. Sublett

J. Ryan Sacra

Jason S. Taylor

Katy Day Inhofe

Julia Forrester-Sellers

ATTORNEYS & COUNSELORS AT LAW Conner & Winters, LLP 1700 One Leadership Square 211 North Robinson Oklahoma City, Oklahoma 73102-7101 405-272-5711 Fax 405-232-2695 www.cwlaw.com

Melinda L. Kirk

Debra R. Stockton

P. Bradley Bendure

Kathryn J. Kindell

Alissa A. Hurley

Jed W. Isbell

Paige N. Shelton

Jason B. Coutant

Allison McGrath Gardner

Elizabeth G. Zeiders

William G. von Glahn

Bob F. McCoy

Lynn P. Mattson

Russell H. Harbaugh, Jr.

David O. Cordell

NORTHWEST
ARKANSAS

John R. Elrod[1]

Greg S. Scharlau

Terri Dill Chadick

Vicki Bronson

Todd P. Lewis[1]

P. Joshua Wisley

Kerri E. Kobbeman[2]

Charles E. Scharlau[1]

WASHINGTON, D.C.

G. Daniel Miller[1]

Donn C. Meindertsma[1]

Rabeha S. Kamaluddin[3]

Henry Rose[1]

Erica L. Summers[1]

HOUSTON, TEXAS

Gregory D. Renberg

JACKSON, WYOMING

Randolph L. Jones, Jr.

SANTA FE, NEW
MEXICO

Douglas M. Rather

Benjamin C. Conner

        1879-1963

John M. Winters, Jr.

        1901-1989

1Not Admitted in Oklahoma

2Not Admitted in Arkansas

3Admitted only in California;
admission in the District of Columbia
pending; supervision by Donn C.
Meindertsma, a member of the
District of Columbia Bar

August 17, 2007

LSB Industries, Inc.

16 South Pennsylvania

Oklahoma City, OK 73107

Re:	LSB Industries, Inc.; Post-Effective Amendment No. 2 to Registration
Statement on S-1; Registration No. 333-134111; Our File No. 7033-0017

Gentlemen:

We have acted as counsel for LSB Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation by the Company of a post-effective amendment no. 2 to Form S-1 registration statement, file no. 333-134111 (the “Registration Statement”) for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to 2,542,500 shares (the “Shares”) of the Company’s common stock, par value $.10 per share, issued upon conversion of the $18,000,000 principal amount of the Company’s 7% Convertible Senior Subordinated Debentures due 2001, governed by the Indenture, dated as of March 3, 2006 (the “Indenture”), between the Company and UMB Bank, n.a., as trustee, as described in the Registration Statement.

We have examined the Amended and Restated Articles of Incorporation, as amended, and the Restated Bylaws of the Company, as amended, the Registration Statement, and the Indenture. We have also (a) examined such certificates of public officials and of corporate officers and directors of the Company and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

LSB Industries, Inc.

August 17, 2007

In our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder. We have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, other than the Company, and the validity and binding effect thereof with respect to such parties.

Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus constituting a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Conner & Winters, LLP

CONNER & WINTERS, LLP